KPMG LLP                                                         KPMG Letterhead
4200 Norwest Center
90 South Seventh Street
Minneapolis, MN  55402







                             INDEPENDENT AUDITORS' CONSENT




The Board of Directors
Advantus International Balanced Fund, Inc.:


We consent to the use of our report dated November 10, 2000 incorporated by reference herein and the references to our Firm under the headings "FINANCIAL HIGHLIGHTS" and "INDEPENDENT AUDITORS"in Part A and "FINANCIAL STATEMENTS" in Part B of the Registration Statement.

                             KPMG LLP


Minneapolis, Minnesota
November 28, 2000